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                                                                   EXHIBIT 21.1


                                  SUBSIDIARIES

Name of Subsidiary                                              Jurisdiction
------------------                                              ------------
AMB Property II, L.P.                                           Delaware
Long Gate, LLC                                                  Delaware
American Beauty Partnership                                     California
Dark Starr Limited Partnership                                  Delaware
Met Phase I 95, Ltd.                                            Texas
St. Stephen Limited Partnership                                 Delaware
Met 4/12, Ltd.                                                  Texas
CH-VAF Orlando Joint Venture                                    Florida
Fairway Drive Venture LLC                                       California
Manhattan Village, LLC                                          California
AMB/Erie, L.P.                                                  Delaware
Terrapin Station Limited Partnership                            Delaware
Built to Last Limited Partnership                               Delaware
Hamilton Lakes / AMB II F, L.P.                                 Delaware